Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Conagra Brands, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-258608) on Form S-3 and registration statements (Nos. 333-70476, 333-46962, 333-46960, 333-44426, 333-78063, 333-64633, 333-17549, 33-63061, 333-00997, 333-162180, 333-162137, 333-162136, and 333-199109) on Form S-8 of Conagra Brands, Inc. of our report dated July 21, 2022, with respect to the consolidated financial statements of Conagra Brands, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska

July 21, 2022